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[SI FINANCIAL GROUP, INC. LETTERHEAD]                          EARNINGS RELEASE
================================================================================

SI FINANCIAL GROUP, INC. REPORTS RESULTS FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2008

WILLIMANTIC, CONNECTICUT--OCTOBER 22, 2008. SI Financial Group, Inc. (the "Company") (NASDAQ Global Market: SIFI), the holding company of Savings Institute Bank and Trust Company (the "Bank"), reported a net loss of $4.7 million, or $(0.42) basic and diluted earnings per common share, for the quarter ended September 30, 2008 versus net income of $128,000, or $0.01 basic and diluted earnings per common share, for the quarter ended September 30, 2007. The net loss for the nine months ended September 30, 2008 was $3.8 million, or $(0.33) basic and diluted earnings per common share, compared to net income of $954,000 or $0.08 basic and diluted earnings per common share, for the comparable period in 2007. The net loss for 2008 was attributable to an other-than-temporary impairment charge on investment securities of $7.1 million ($5.3 million net of taxes) in the quarter ended September 30, 2008.

"The other-than-temporary impairment charge related to our securities portfolio represents a noncash charge resulting from significant declines in market values, which offsets our solid core operating performance for the current quarter and year. Despite the impairment of certain investment securities, the Bank continues to have strong deposit and loan growth, increased core operating results and a quality loan portfolio. The Bank remains financially sound, well-capitalized and maintains its commitment to serving the financial needs of the communities we serve," commented Rheo A. Brouillard, President and Chief Executive Officer.

For the three and nine months ended September 30, 2008, net interest income increased 13.3% to $6.2 million from $5.5 million and increased 10.6% to $17.9 million from $16.1 million, respectively, compared to the same periods in 2007. The increase in net interest income was due to a higher average balance of interest-earning assets and higher yields on securities, offset by an increase in the cost of funds related to an increase in the average balance of deposits and Federal Home Loan Bank borrowings. The cost of funds increased despite a decline in the average rate paid on deposits and borrowings for the three and nine months ended September 30, 2008 compared to the same periods in 2007.

The provision for loan losses decreased $287,000 and $222,000 for the three and nine months ended September 30, 2008, respectively. The higher provision in 2007 related to an increase in the provision for the residential and commercial construction portfolios. At September 30, 2008, nonperforming loans totaled $8.5 million compared to $3.4 million at September 30, 2007. Specific reserves relating to nonperforming loans increased to $1.2 million at September 30, 2008 from $666,000 at September 30, 2007. At September 30, 2008, three commercial construction relationships accounted for $6.4 million of nonperforming loans and $1.2 million in specific reserves. Net loan charge-offs were $326,000 and $429,000 for the three and nine months ended September 30, 2008, respectively. For the three months ended September 30, 2007, net loan recoveries were $1,000, compared to net loan charge-offs of $171,000 for the nine months ended September 30, 2007. Higher loan charge-offs for 2008 related predominately to four commercial mortgage and commercial business loan relationships.

Noninterest income was a loss of $4.6 million for the quarter ended September 30, 2008, representing a decrease of $6.8 million from the comparable period in 2007. Noninterest income was $541,000 for the first nine months of 2008 compared to $6.9 million for the same period of 2007. The decrease in noninterest income for the three and nine months ended September 30, 2008 was attributable to a $7.1 million other-than-temporary impairment charge on certain investments to fair value, offset by increases in service fees of $105,000 and $436,000, respectively, net gain on sale of securities of $217,000 and $40,000, respectively, and wealth management fees of $1,000 and $100,000, respectively. Service fees rose during the first nine months of 2008 as a result of an increase in overdraft charges on certain deposit products and higher electronic banking usage. Wealth management fees were higher principally due to growth in the assets under management.

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As a result of the Emergency Economic Stabilization Act of 2008 ("EESA") which was enacted into law on October 3, 2008, the Company will record a deferred tax benefit of approximately $467,000 during the fourth quarter ending December 31, 2008 associated with the other-than-temporary impairment losses recognized for the Company's preferred stock holdings of Fannie Mae and Freddie Mac. Prior to the enactment of EESA, such losses would have been treated as capital losses for both tax and financial reporting purposes. Under EESA, ordinary loss treatment is available to financial institutions for such securities.

Noninterest expenses increased $542,000 and $1.7 million for the three and nine months ended September 30, 2008, respectively, compared to the same periods in 2007. Higher noninterest expenses were primarily attributable to increased operating costs associated with three additional branch offices, which resulted in higher compensation costs due to increased staffing levels and greater occupancy expense related to facility leases and other occupancy-related expenses. Computer and electronic banking services expense rose due to increased telecommunication costs and transaction activity. During the first nine months of 2008, an impairment charge of $63,000 was recorded to reduce the carrying value of the Bank's investment in a small business investment company limited partnership. The increase in noninterest expenses was offset by a decrease in outside professional services in 2008 due to charges associated with the termination of the agreement to purchase a mortgage company during the first half of 2007.

Total assets increased $57.6 million, or 7.3%, to $847.8 million at September 30, 2008 from $790.2 million at December 31, 2007. Contributing to the increase in assets were increases of $24.4 million in available for sale securities, $23.7 million in net loans receivable, $3.7 million in intangible assets and $3.3 million in deferred tax assets (net), offset by decreases of $913,000 in other real estate owned and $756,000 in cash and cash equivalents. Available for sale securities increased as a result of purchases of predominately mortgage-backed securities with funds received from the Bank's Colchester and New London, Connecticut branch acquisitions during the first quarter of 2008. The increase in net loans receivable included increases in commercial and residential mortgage loans and commercial business loans, offset by decreases in construction loans and home equity lines of credit. Of the $23.7 million increase in net loans receivable, $7.4 million represented primarily commercial loans acquired in connection with the Colchester and New London branch acquisitions. Loan originations increased $6.4 million for the first nine months of 2008 from the comparable period in 2007. The increase in intangible assets, consisting of goodwill and core deposit intangibles, resulted from the Colchester and New London branch acquisitions. The decrease in other real estate owned reflects the sale of a commercial real estate property and a residential real estate property during the first nine months of 2008.

Total liabilities were $775.1 million at September 30, 2008 compared to $708.1 million at December 31, 2007. Deposits increased $61.6 million, or 11.2%, which included an increase in NOW and money market accounts of $33.7 million, certificate of deposit accounts of $29.7 million and demand deposits of $2.7 million. Contributing to the increase in deposits was $27.7 million in deposits that were assumed in the purchase of the Colchester and New London, Connecticut branch offices and competitively priced deposit products. Borrowings increased $5.8 million from $149.9 million at December 31, 2007 to $155.7 million at September 30, 2008, resulting from an increase in Federal Home Loan Bank advances.

Total stockholders' equity decreased $9.3 million from $82.1 million at December 31, 2007 to $72.8 million at September 30, 2008. The decrease in equity related to a net operating loss of $3.8 million, an increase in net unrealized holding losses on available for sale securities aggregating $2.7 million (net of taxes), stock repurchases of 267,655 shares at a cost of $2.6 million, cumulative effect adjustment charge for a change in accounting principle of $547,000 resulting from the application of Financial Accounting Standards Board's Emerging Issues Task Force Issue No. 06-4, "ACCOUNTING FOR DEFERRED COMPENSATION AND POSTRETIREMENT BENEFIT ASPECTS OF ENDORSEMENT SPLIT-DOLLAR LIFE INSURANCE ARRANGEMENTS" and dividends of $0.12 per share aggregating $498,000.

SI Financial Group, Inc. is the holding company for Savings Institute Bank and Trust Company. Established in 1842, the Savings Institute Bank and Trust Company is a community-oriented financial institution headquartered in Willimantic, Connecticut. Through its twenty-two branch locations, the Bank offers a full-range of financial services to individuals, businesses and municipalities within its market area.

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THIS RELEASE CONTAINS "FORWARD-LOOKING STATEMENTS" THAT ARE BASED ON ASSUMPTIONS
AND MAY DESCRIBE FUTURE PLANS, STRATEGIES AND EXPECTATIONS OF THE COMPANY. THESE FORWARD-LOOKING STATEMENTS ARE GENERALLY IDENTIFIED BY THE USE OF THE WORDS "BELIEVE," "EXPECT," "INTEND," "ANTICIPATE," "ESTIMATE," "PROJECT" OR SIMILAR EXPRESSIONS. THE COMPANY'S ABILITY TO PREDICT RESULTS OR THE ACTUAL EFFECT OF FUTURE PLANS OR STRATEGIES IS INHERENTLY UNCERTAIN. FACTORS THAT COULD HAVE A MATERIAL ADVERSE EFFECT ON THE OPERATIONS OF THE COMPANY AND ITS SUBSIDIARIES INCLUDE, BUT ARE NOT LIMITED TO, CHANGES IN MARKET INTEREST RATES, REGIONAL AND NATIONAL ECONOMIC CONDITIONS, LEGISLATIVE AND REGULATORY CHANGES, MONETARY AND FISCAL POLICIES OF THE UNITED STATES GOVERNMENT, INCLUDING POLICIES OF THE
UNITED STATES TREASURY AND THE FEDERAL RESERVE BOARD, THE QUALITY AND
COMPOSITION OF THE LOAN OR INVESTMENT PORTFOLIOS, DEMAND FOR LOAN PRODUCTS, DEPOSIT FLOWS, COMPETITION, DEMAND FOR FINANCIAL SERVICES IN THE COMPANY'S
MARKET AREA, CHANGES IN THE REAL ESTATE MARKET VALUES IN THE COMPANY'S MARKET AREA, THE ABILITY TO OPERATE NEW BRANCH OFFICES PROFITABLY, THE ABILITY TO EFFECTIVELY AND EFFICIENTLY INTEGRATE ACQUISITIONS AND CHANGES IN RELEVANT ACCOUNTING PRINCIPLES AND GUIDELINES. FOR DISCUSSION OF THESE AND OTHER RISKS THAT MAY CAUSE ACTUAL RESULTS TO DIFFER FROM EXPECTATIONS, REFER TO OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2007, INCLUDING THE SECTION ENTITLED "RISK FACTORS," AND QUARTERLY REPORTS ON FORM 10-Q ON FILE WITH THE
SEC, THESE RISKS AND UNCERTAINTIES SHOULD BE CONSIDERED IN EVALUATING ANY FORWARD-LOOKING STATEMENTS AND UNDUE RELIANCE SHOULD NOT BE PLACED ON SUCH STATEMENTS. EXCEPT AS REQUIRED BY APPLICABLE LAW OR REGULATION, THE COMPANY DOES NOT UNDERTAKE, AND SPECIFICALLY DISCLAIMS ANY OBLIGATION, TO RELEASE PUBLICLY
THE RESULT OF ANY REVISIONS THAT MAY BE MADE TO ANY FORWARD-LOOKING STATEMENTS
TO REFLECT EVENTS OR CIRCUMSTANCES AFTER THE DATE OF THE STATEMENTS OR TO
REFLECT THE OCCURRENCE OF ANTICIPATED OR UNANTICIPATED EVENTS.


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

SELECTED FINANCIAL CONDITION DATA:

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(DOLLARS IN THOUSANDS / UNAUDITED)                                September 30,     December 31,
                                                                       2008            2007
--------------------------------------------------------------------------------------------------
ASSETS
Noninterest-bearing cash and due from banks                       $       13,899   $      14,543
Interest-bearing cash and cash equivalents                                 6,014           6,126
Securities                                                               174,692         149,716
Loans held for sale                                                        2,160             410
Loans receivable, net                                                    611,232         587,538
Bank-owned life insurance                                                  8,640           8,410
Other assets                                                              31,192          23,455
                                                                  --------------------------------

            Total assets                                          $      847,829   $     790,198
                                                                  ================================

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
     Deposits                                                     $      609,953   $     548,335
     Borrowings                                                          155,748         149,867
     Other liabilities                                                     9,362           9,909
                                                                  --------------------------------
         Total liabilities                                               775,063         708,111
                                                                  --------------------------------

Stockholders' equity                                                      72,766          82,087
                                                                  --------------------------------

         Total liabilities and stockholders' equity               $      847,829   $     790,198
                                                                  ================================


SELECTED OPERATING DATA:

----------------------------------------------------------------------------------------------------------
(DOLLARS IN THOUSANDS / UNAUDITED)                    Three Months Ended              Nine Months Ended
                                                         September 30,                   September 30,
                                                         -------------                   -------------
                                                     2008             2007          2008            2007
----------------------------------------------------------------------------------------------------------

Interest and dividend income                    $    11,749       $    10,992   $    34,895    $   32,190
Interest expense                                      5,505             5,480        17,041        16,053
                                               -----------------------------------------------------------
     Net interest income                              6,244             5,512        17,854        16,137
                                               -----------------------------------------------------------

Provision for loan losses                               233               520           518           740
                                               -----------------------------------------------------------
Net interest income after provision for                                              17,336        15,397
     loan losses                                      6,011             4,992

Noninterest income                                   (4,610)            2,199           541         6,935
Noninterest expenses                                  7,579             7,037        22,719        21,028
                                               -----------------------------------------------------------
(Loss) income before (benefit) provision
     for income taxes                                (6,178)              154        (4,842)        1,304

(Benefit) provision for income taxes                 (1,460)               26        (1,042)          350
                                               -----------------------------------------------------------
Net (loss) income                               $    (4,718)      $       128        (3,800)   $      954
                                               ===========================================================

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
SELECTED OPERATING DATA - CONTINUED:

-----------------------------------------------------------------------------------------------------------------
(UNAUDITED)                                            Three Months Ended                Nine Months Ended
                                                         September 30,                      September 30,
                                                      2008            2007              2008            2007
-----------------------------------------------------------------------------------------------------------------
(Loss) earnings per common share:
     Basic                                      $    (0.42)       $      0.01      $    (0.33)   $        0.08
     Diluted                                    $    (0.42)       $      0.01      $    (0.33)   $        0.08

Weighted-average common shares outstanding:
     Basic                                       11,333,637        11,760,714       11,365,873      11,798,489
     Diluted                                     11,333,637        11,782,089       11,365,873      11,850,243


 SELECTED FINANCIAL RATIOS:
------------------------------------------------------------------------------------------------------------------
                                                                 At or For the               At or For the
(DOLLARS IN THOUSANDS / UNAUDITED)                            Three Months Ended           Nine Months Ended
                                                                 September 30,               September 30,
                                                                 -------------               -------------
                                                               2008         2007           2008          2007
------------------------------------------------------------------------------------------------------------------
SELECTED PERFORMANCE RATIOS: (1)
Return on average assets                                       (2.19)  %      0.07  %      (0.60)  %      0.17  %
Return on average equity                                      (24.48)         0.61         (6.42)         1.54
Interest rate spread                                            2.69          2.51          2.58          2.49
Net interest margin                                             3.06          3.03          2.99          3.00
Efficiency ratio (2)                                           87.22         88.78         89.77         91.56

ASSET QUALITY RATIOS:
Allowance for loan losses                                                                  $5,334       $4,934
Allowance for loan losses as a percent of total loans                                        0.86  %      0.84  %
Allowance for loan losses as a percent of
     nonperforming loans                                                                    62.68       143.39
Nonperforming loans                                                                        $8,510       $3,441
Nonperforming loans as a percent of total loans                                              1.38  %      0.58  %
Nonperforming assets (3)                                                                   $8,510       $4,291
Nonperforming assets as a percent of total assets                                            1.00  %      0.56  %


(1) Ratios have been annualized.
(2) Represents noninterest expenses divided by the sum of net interest and dividend income and noninterest income, less any realized gains or losses on the sale of securities and other-than-temporary impairment on securities.
(3) Nonperforming assets consist of nonperforming loans and other real estate owned.

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CONTACT:
Sandra Mitchell
Vice President / Director of Corporate Communications
Email:  investorrelations@banksi.com
(860) 456-6509